SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934 (Amendment No. )


Filed by the registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:

         / /  Preliminary Proxy Statement
         / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)2))
         /X/  Definitive Proxy Statement
         / /  Definitive Additional Materials
         / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12


                             THE QUIGLEY CORPORATION
--------------------------------------------------------------------------------

                  (Name of Registrant as Specified in Charter)



--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)


         Payment of filing fee (check the appropriate box):

         /X/  No fee required.

         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------


         (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

         / / Fee paid previously with preliminary materials.


         / /


         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount Previously Paid:



--------------------------------------------------------------------------------


         (2)      Form, Schedule or Registration Statement no.:



--------------------------------------------------------------------------------


         (3)      Filing Party:



--------------------------------------------------------------------------------


         (4)      Date Filed:

                             THE QUIGLEY CORPORATION
                                LANDMARK BUILDING
                             10 SOUTH CLINTON STREET
                                 P. O. BOX 1349
                              DOYLESTOWN, PA 18901
                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 7, 1999
                               ------------------

TO THE STOCKHOLDERS OF THE QUIGLEY CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of THE QUIGLEY CORPORATION, a NEVADA Corporation (the "Company") will be held at Aldie Mansion, 85 Old Dublin Pike, Doylestown, PA 18901 on Friday, May 7, 1999, at 4:00 P.M., local time, for the following purposes:

      (i) To elect a Board of Directors to serve for the ensuing year until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

      (ii) To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 1999.

     (iii) To transact such other business as may properly come before the Meeting and any adjournments thereof.

Only stockholders of record at the close of business on March 15, 1999 will be entitled to notice of and to vote at the Meeting or any adjournment thereof. Any stockholder may revoke a proxy at any time prior to its exercise by filing a later-dated proxy, or a written notice of revocation with the Secretary of the Company, or by voting in person at the Meeting. If a stockholder is not attending the Meeting, any proxy or notice should be returned in time for receipt no later than the close of business on the day preceding the Meeting.

DUE TO LIMITED SEATING CAPACITY, ADMISSION WILL BE LIMITED TO ONE (1) SEAT PER STOCKHOLDER OF RECORD. IF YOUR SHARES ARE HELD BY A BANK OR BROKER, YOU MUST BRING YOUR BANK OR BROKERS' STATEMENT EVIDENCING YOUR BENEFICIAL OWNERSHIP OF THE QUIGLEY CORPORATION STOCK TO THE MEETING.


                                       By Order of the Board of Directors


                                       /s/ Eric H. Kaytes
                                       -------------------------
                                       ERIC H. KAYTES, Secretary

Doylestown, PA
April 6, 1999

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                             THE QUIGLEY CORPORATION
                                LANDMARK BUILDING
                             10 SOUTH CLINTON STREET
                                 P. O. BOX 1349
                              DOYLESTOWN, PA 18901
                               ------------------

                                 PROXY STATEMENT
                               ------------------

                                  APRIL 6, 1999

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of The Quigley Corporation, (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held at Aldie Mansion, 85 Old Dublin Pike, Doylestown, PA 18901, on Friday, May 7, 1999 at
4.00 P.M., local time, and any adjournments thereof (the "Meeting").

The principal executive offices of the Company are located at the Landmark Building, 10 South Clinton Street, P.O. Box 1349, Doylestown, Pennsylvania 18901. The approximate date on which this Proxy Statement and the accompanying Proxy will first be sent or given to stockholders is April 6, 1999.

At the Meeting, the following proposals will be presented to the Stockholders for approval:

         (i) To elect a Board of Directors to serve for the ensuing year until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

        (ii) To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 1999.

       (iii) To transact such other business as may properly come before the Meeting and any adjournments thereof.

DUE TO LIMITED SEATING CAPACITY, ADMISSION WILL BE LIMITED TO ONE (1) SEAT PER STOCKHOLDER OF RECORD. IF YOUR SHARES ARE HELD BY A BANK OR BROKER, YOU MUST BRING YOUR BANK OR BROKERS' STATEMENT EVIDENCING YOUR BENEFICIAL OWNERSHIP OF THE QUIGLEY CORPORATION STOCK TO THE MEETING.

                          RECORD AND VOTING SECURITIES

Only stockholders of record at the close of business on March 15, 1999 will be entitled to notice of and to vote at the Meeting. At the close of business on such record date, the Company had 12,016,986 shares of Common Stock, par value $.0005 per share (the "Common Stock") outstanding and entitled to vote at the Meeting. Each outstanding share of Common Stock is entitled to one vote. There was no other class of voting securities of the Company outstanding on the Record Date. A majority of the outstanding shares of Common Stock present in person or by Proxy is required for a quorum.

                            PROXIES AND VOTING RIGHTS

Shares of Common Stock represented by Proxies that are properly executed, duly returned and not revoked will be voted in accordance with the instructions contained therein. If no instructions are contained in a Proxy, the shares of Common Stock represented thereby will be voted (i) for election as directors of the persons who have been nominated by the Board of Directors, (ii) for ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the year ending December 31, 1999, and (iii) upon any other matter that may properly be brought before the Meeting, in accordance with the judgment of the person or persons voting the Proxy. The execution of a Proxy will in no way affect a stockholder's right to attend the Meeting and to vote in person. Any Proxy executed and returned by a stockholder may be revoked at any time thereafter by written notice of revocation given to the Secretary of the Company prior to the vote to be taken at the Meeting, by execution of a subsequent Proxy that is presented at the Meeting, or by voting in person at the Meeting, in any such case, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation.


                   ANNUAL REPORT PROVIDED WITH PROXY STATEMENT
                   -------------------------------------------

Copies of the Company's Annual Report containing audited financial statements of the Company for the year ended December 31, 1998, are being mailed together with this Proxy Statement to all stockholders entitled to vote at the Meeting.


                               SECURITY OWNERSHIP
                               ------------------

The following table sets forth information concerning ownership of the Company's Common Stock as of March 15, 1999 by each person known by the Company to be the beneficial owner of more than five percent of the Common Stock, each director and executive officer and by all directors and executive officers of the Company as a group. Unless otherwise indicated, the address of each person or entity listed below is the Company's principal executive office.

    Five Percent Stockholders, Directors, and       Common Stock
           all Executive Officers and               Beneficially     Percent
              Directors as a Group                   Owned (1)      of Class
    ----------------------------------------------------------------------------

    GUY J. QUIGLEY (2) (3) (4)                       3,921,854        29.6


    CHARLES A. PHILLIPS (2) (3) (5)                  1,592,992        12.5


    GEORGE J. LONGO (2) (3) (6)                        250,000         2.0


    ERIC H. KAYTES (2) (3) (7)                         502,992         4.1


    GURNEY P. SLOAN, JR., ESQUIRE (2) (8)               11,500         --


    JACQUELINE F. LEWIS (2) (9)                         10,000         --

    ALL DIRECTORS AND OFFICERS (10)                  6,289,338        43.3
    (Six Persons)


     (1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act ("Rule 13d-3") and unless otherwise indicated, represents shares for which the beneficial owner has sole voting and investment power. The percentage of class is calculated in accordance with Rule 13d-3 and includes options of other rights to subscribe which are exercisable within sixty (60) days of March 15, 1999.
     (2)    Director of the Company.
     (3)    Officer of the Company.
     (4) Mr. Quigley's beneficial ownership includes options and warrants exercisable within sixty (60) days from March 15, 1999, to purchase 815,000 shares of Common Stock, options and warrants to purchase 420,000 shares of Common Stock beneficially owned by Mr. Quigley's wife and an aggregate of 380,000 shares beneficially owned by members of Mr. Quigley's immediate family.
     (5) Mr. Phillips' beneficial ownership includes options and warrants exercisable within sixty (60) days from March 15, 1999, to purchase 710,000 shares of Common Stock, and options to purchase 10,000 shares of Common Stock beneficially owned by Mr. Phillips' wife.
     (6) Mr. Longo's beneficial ownership includes options and warrants exercisable within sixty (60) days from March 15, 1999, to purchase 250,000 shares of Common Stock.
     (7) Mr. Kaytes' beneficial ownership includes options and warrants exercisable within sixty (60) days from March 15, 1999, to purchase 270,000 shares of Common Stock.
     (8) Mr. Sloan's address is The Farm at Doylestown, 220 Farm Lane, Doylestown, PA 18901. Mr. Sloan's beneficial ownership includes options exercisable within sixty (60) days from March 15, 1999, to purchase 10,000 shares of Common Stock.

     (9) Ms. Lewis' address is 3805 Old Easton Road, Doylestown, PA 18901. Ms. Lewis' beneficial ownership includes options exercisable within sixty (60) days from March 15, 1999, to purchase 10,000 shares of Common Stock.
   (10) Includes an aggregate of 2,495,000 shares of Common Stock underlying options and warrants that are exercisable within sixty (60) days from March 15, 1999.

                       COMPENSATION AND OTHER INFORMATION
                       ----------------------------------
                        CONCERNING DIRECTORS AND OFFICERS
                        ---------------------------------

EXECUTIVE COMPENSATION
----------------------

The following table provides summary information concerning cash and certain other compensation for the years ended December 31, 1998 and 1997, three months ended December 31, 1996 (5), and year ended September 30, 1996, paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the other most highly compensated executive officers of the Company whose compensation exceeded $100,000 during 1998:

                           SUMMARY COMPENSATION TABLE
                           --------------------------


                                                                     Annual Compensation                  Long-Term Compensation
                                                        -------------------------------------------   ------------------------------

                                                                                     Other Annual        Securities      All Other
Name and Principal Position                                Salary        Bonus       Compensation        Underlying     Compensation
                                         Year               (1)          (2)            (3) (6)           Options            (4)
                                                            ($)          ($)              ($)              (#)               ($)
---------------------------------------------------------------------------------------------------   ------------------------------

Guy J. Quigley                           1998              350,000    262,500         1,289,963                            55,903
   Chairman of the                       1997              250,000    437,500         2,546,262         240,000
   Board, President,                     1996 (5)           21,450                      121,931          75,000
   Chief Executive Officer               1996              125,000                                      500,000

Charles A. Phillips                      1998              245,000    183,750           430,923                            42,959
   Executive Vice President              1997              175,000    306,250           847,990         185,000
   Chief Operating Officer               1996 (5)           21,450                       40,644          75,000
                                         1996               85,000                                      450,000
George J. Longo                          1998              210,000    157,500                                              17,820
   Vice President,                       1997              150,000    262,500                           200,000
   Chief Financial Officer               1996 (5)                                                        50,000
                                         1996 (7)
Eric H. Kaytes                           1998              160,000    120,000                                              17,039
  Vice President, MIS,                   1997              100,000    175,000                           135,000
  Secretary-Treasurer,                   1996 (5)           11,532                                       25,000
  Chief Information Officer              1996               11,300                                      110,000



    (1)     Compensation paid pursuant to employee agreements.

    (2) Bonus's paid pursuant to the Company attaining specified sales and net income goals.


    (3) Additional payments, including founder's commission at 3.75% of sales collected less certain deductions for Mr. Quigley, and founder's commission at 1.25% of sales collected less certain deductions for Mr. Phillips.

    (4) Includes amounts attributable to the executive officers for reverse split dollar life insurance policies on which the Company pays the premiums. These insurance policies currently provide for the proceeds to be used by the Company for, among other things, the purchase of the officer's stock, at the fair market value, from the officer's estate if desired by the executor of the estate.

    (5)     Represents interim three-month period ended December 31, 1996.

    (6) The value of personal benefits for the executive officers of the Company that might be attributable to management as executive fringe benefits, such as vehicles can not be specifically or precisely determined; however, it would not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for any individual named above.

    (7)     Mr. Longo commenced employment with the Company on January 6, 1997.

COMPENSATION PURSUANT TO PLANS
------------------------------

The Company maintains neither a pension nor a profit-sharing plan. An incentive stock option plan was instituted in 1997, (the "1997 Stock Option Plan") and approved by the stockholders in 1998. Options pursuant to the 1997 Stock Option Plan have been granted to directors, executive officers, and employees during 1998.

OTHER COMPENSATION
------------------

The Company, since its inception, has granted to its executive officers, directors and employees, Common Stock Purchase Warrants and Stock Options as additional non-cash compensation. As of December 31, 1998, executive officers and directors of the Company have been issued an aggregate of 2,495,000 warrants and options to purchase shares of the Company's Common Stock at various exercise prices. There were no stock option grants made to the executive officers during 1998, although certain previously issued options were re-priced during the year. See "Option Re-pricing Table". In addition, no stock options were exercised by the executive officers during 1998 and none of the executive officers has held or exercised separate SARs. The following table sets forth certain information regarding unexercised options and warrants held by each of the executive officers at December 31, 1998, all of which were fully exercisable on such date.

                           1998 YEAR-END OPTION VALUES
                           ---------------------------

                                                                                        Value of Unexercised In-the
                                           Number of Securities         Exercise or      Money Options at Year End
                                          Underlying Unexercised      Base Price ($)       $5.531 per share ($)
                 Name                             Options
         ----------------------------------------------------------------------------------------------------------

         Guy J. Quigley                          100,000                   9.68(1)                 --
                                                 140,000                  10.00(2)                 --
                                                  75,000                   2.50(3)              227,325
                                                 300,000                   1.75(4)            1,134,300
                                                 200,000                    .50(5)            1,006,200

         Charles A. Phillips                     100,000                   9.68(1)                 --
                                                  85,000                  10.00(2)                 --
                                                  75,000                   2.50(3)              227,325
                                                 300,000                   1.75(4)            1,134,300
                                                 150,000                    .50(5)              754,650


         George J. Longo                         125,000                   9.68(1)                 --
                                                  75,000                  10.00(2)                 --
                                                  50,000                   2.50(3)              151,550

         Eric H. Kaytes                          100,000                   9.68(1)                 --
                                                  35,000                  10.00(2)                 --
                                                  25,000                   2.50(3)               75,775
                                                  50,000                   1.75(4)              189,050
                                                  60,000                    .50(5)              301,860


     (1) Options granted in December 1997, which were re-priced in May 1998. See "Option Re-pricing Table". These options expire in December 2007.
     (2)    Warrants granted in May 1997, and expire in May 2002.
     (3)    Warrants  granted in November 1996, and expire in November 2001.
     (4)    Warrants granted in July 1996, and expire in June 2001.
     (5)    Warrants granted in December 1995, and expire in December 2000.

OPTION RE-PRICING TABLE
-----------------------

As discussed in the Report on Executive Compensation below, in May 1998 certain employee stock options, including options held by executive officers, were re-priced to $9.68 per share, with all other terms and conditions remaining unchanged. The following table sets forth certain information regarding the re-pricing of stock options for executive officers of the Company in May1998 and within the ten previous years.

                           Ten-Year Option Re-pricing

                                           Number of       Market Price of     Exercise                       Length of
                                           Securities       Stock at Time      Price at          New         Original Term
                        Re-pricing         Underlying            of            Time of        Exercise       Remaining at
          Name              Date       Options Re-priced     Re-pricing       Re-pricing         Price         Date of
                                              (#)                ($)             ($)             ($)          Re-pricing
--------------------------------------------------------------------------------------------------------------------------

Guy J. Quigley           5/08/98             100,000            9.68            15.00             9.68      9 yrs. 7 mos.


Charles A. Phillips      5/08/98             100,000            9.68            15.00             9.68      9 yrs. 7 mos.


George J. Longo          5/08/98             115,000            9.68            15.00             9.68      9 yrs. 7 mos.
                         5/08/98              10,000            9.68            17.50             9.68      9 yrs. 7 mos.

Eric H. Kaytes           5/08/98              90,000            9.68            15.00             9.68      9 yrs. 7 mos.
                         5/08/98              10,000            9.68            17.50             9.68      9 yrs. 7 mos.

ROYALTY AND EMPLOYMENT AGREEMENTS
---------------------------------

The Cold-Eeze(R) product is manufactured for the Company by an independent manufacturer and marketed by the Company in accordance with the terms of the licensing agreement (between the Company and Godfrey Science & Design, Inc. and John C. Godfrey, Ph.D.; hereinafter "Dr. Godfrey"). The contract is assignable by the Company with Dr. Godfrey's consent. Throughout the duration of the agreement Dr. Godfrey is to receive a three percent (3%) royalty on sales collected, less certain deductions, of the Company's Cold-Eeze(R) products.

A separate consulting agreement between the parties referred to directly above was similarly entered into on May 4, 1992 whereby Dr. John C. Godfrey and Dr. Nancy J. Godfrey are to receive a consulting fee of two percent (2%) on sales collected, less certain deductions of the Company's Cold-Eeze(R) products for consulting services to the Company with respect to such products.

Pursuant to the license agreement entered into between the Company and George Eby Research, the Company pays a royalty fee. Throughout the duration of the agreement, George Eby of George Eby Research, is to receive a three percent (3%) royalty on sales collected, less certain deductions, of the Company's Cold-Eeze(R) products.

An employment agreement between the Company and Guy J. Quigley was entered into on June 1, 1995, whereby Guy J. Quigley is employed as the Chief Executive Officer of the Company for a term ending on May 31, 2005. In addition to compensation for services as an officer of the Company, Mr. Quigley is entitled to receive a founder's commission of five percent (5%) on sales collected, less certain deductions, of the Company's Cold-Eeze(R) products, which is shared with Charles A. Phillips in a ration of 75% and 25%. Upon the termination of the contract for any reason, Mr. Quigley is entitled to the remainder of his compensation owed him through May 31, 2005.

An employment agreement between the Company and Charles A. Phillips was entered into on June 1, 1995, whereby Charles A. Phillips is employed as the Executive Vice President and Chief Operating Officer of the Company for a term ending on May 31, 2005. In addition to compensation for services as an officer of the Company, Mr. Phillips is entitled to receive twenty five percent (25%) of the founder's commission received by Guy J. Quigley, either directly from Guy J. Quigley or, if requested, directly from the Company. Should Mr. Phillips make such a request upon the Company, the amount owed to him would be deducted from any commissions due Guy J. Quigley. Upon the termination of the contract for any reason, Mr. Phillips is entitled to the remainder of his compensation owed him through May 31, 2005.

George J. Longo is employed as the Chief Financial Officer of the Company pursuant to an employment agreement dated November 5, 1996, for a term ending on December 31, 2001. The agreement provides for a base salary of $150,000, or such greater amount, as the Board of Directors may from time to time determine, with annual increases over the prior year's base salary. In the event of his disability, Mr. Longo is to receive the full amount of his base salary for eighteen months. Upon a change of control of the Company, Mr. Longo is entitled to receive severance compensation equal to forty-eight months of his current compensation. Upon early termination by the Company without cause (as defined in the agreement), the Company is required to pay Mr. Longo the remainder of the salary owed him through December 31, 2001.

The Company entered into an employment agreement dated as of January 1, 1997, with Eric H. Kaytes on terms substantially similar to those of George J. Longo's employment agreement for a term ending on December 31, 2001. Mr. Kaytes's agreement provides for his employment by the Company as its Chief Information Officer at a base salary of $100,000, or such greater amount, as the Board of Directors may from time to time determine, with annual increases over the prior year's base salary. Mr. Kaytes is entitled to receive severance compensation equal to twelve months of his current compensation upon a change of control of the Company. Upon early termination by the Company without cause (as defined in the agreement), the Company is required to pay Mr. Kaytes the remainder of the salary owed him through December 31, 2001.


    REPORTS ABOUT OWNERSHIP OF THE COMPANY'S COMMON STOCK AND COMPLIANCE WITH
    -------------------------------------------------------------------------
           SECTION 16 (A) OF THE SECURITIES AND EXCHANGE ACT OF 1934
           ---------------------------------------------------------

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities Exchange Commission (the "Commission"). Officers, directors and greater than ten-percent stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

Each of Messrs. Quigley, Phillips, Longo, Kaytes and Ms. Lewis filed on a timely basis an annual statement of changes in beneficial ownership of securities for fiscal 1998 as required by Section 16(a). Mr. Sloan failed to file on a timely basis his purchase of 1,000 shares of the Company's Common Stock, and has subsequently reported all required transactions to the Commission, indicating that he now holds 1,500 shares of the Company's Common Stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                 ----------------------------------------------

For the years ended December 31, 1998 and 1997, three months ended December 31, 1996 and year ended September 30, 1996, $1,720,886, $3,394,252, $162,575, and
$0, respectively, were made as payments under founder's commission agreements between the Company and Guy J. Quigley and Charles A. Phillips, who share a commission of 5% on sales collected, less certain deductions, of the Company's Cold-Eeze(R) products.


               PROPOSALS TO BE SUBMITTED FOR STOCKHOLDER APPROVAL
               --------------------------------------------------

PROPOSAL 1.  ELECTION OF A BOARD OF DIRECTORS

The Directors of the Company are elected annually and hold office for the ensuing year until the next annual meeting of stockholders and until their successors have been duly elected and qualified. The directors are elected by plurality of votes cast by stockholders. The Company's by-laws state that the number of directors constituting the entire Board of Directors shall be determined by resolution of the Board of Directors. The number of directors currently fixed by the Board of Directors is six.

No proxy may be voted for more people than the number of nominees listed below. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual director (by writing that individual director's name where indicated on the proxy) or for all directors will be voted "FOR" the election of all the nominees named below (unless one or more nominees are unable or unwilling to serve). The Board of Directors knows of no reason why any such nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of substitute nominees selected by the Board of Directors.

The following table and the paragraphs following the table sets forth information regarding the current ages, terms of office and business experience of the current directors and executive officers of the Company, all of whom are being nominated for re-election to the Board of Directors:

                                                                                                                     YEAR FIRST
                           NAME                                            POSITION                      AGE           ELECTED
        ----------------------------------------------------------------------------------------------------------------------------
        Guy J. Quigley  (1)                   Chairman of the Board, President, CEO                      57              1989

        Charles A. Phillips*  (1)             Executive Vice President, COO and Director                 51              1989

        George J. Longo                       Vice President, CFO and Director                           52              1997

        Eric H. Kaytes                        Vice President, CIO and Director                           44              1989

        Gurney P. Sloan, Jr., Esquire*        Director                                                   67              1997

        Jacqueline F. Lewis*                  Director                                                   53              1997
                                            * Member of the audit committee              (1) Member of the compensation committee

GUY J. QUIGLEY has been Chairman of the Board, President, and Chief Executive Officer of the Company since September 1989. Prior to this date, Mr. Quigley, an accomplished author, established and operated various manufacturing, sales, marketing and real estate companies in the United States, Europe and the African Continent.

CHARLES A. PHILLIPS has been Executive Vice President, Chief Operations Officer and a Director of the Company since September 1989. Before his employment with the Company, Mr. Phillips founded and operated KEB Enterprises, a gold and diamond mining operation that was based in Sierra Leone, West Africa. In addition, Mr. Phillips served as a technical consultant for Re-Tech, Inc., Horsham, Pennsylvania, where he was responsible for full marketing and production of a prototype electrical device.

GEORGE J. LONGO currently serves as Vice President, Chief Financial Officer and Director of the Company. Mr. Longo assumed his duties as Vice President and Chief Financial Officer for the Company in January 1997. Mr. Longo was also appointed as a Director of the Company in March 1997. Before joining the Company, Mr. Longo served as Chief Financial Officer of two privately held international manufacturing firms and Manager of Corporate Accounting with the predecessor pharmaceutical company to Rhone-Poulenc, Inc. (NYSE-RP), being responsible for SEC and IRS compliance, and was involved in acquisition and general accounting issues. Prior to that, Mr. Longo was with KPMG LLP.

ERIC H. KAYTES currently serves as Vice President, Chief Information Officer, Secretary, Treasurer and Director of the Company. From 1989 until January 1997, Mr. Kaytes also served as the Chief Financial Officer of the Company. Prior to 1989 and concurrent with his responsibilities for the Company, Mr. Kaytes had been an independent programmer and designer of computer software.

GURNEY P. SLOAN, JR., ESQUIRE, appointed to the Board of Directors in December 1997, is presently an attorney, executive, trustee, and investor. From 1966 until the end of 1997, Mr. Sloan's law practice, a professional corporation, had been engaged in, both independently and in association or partnership, with various prestigious Philadelphia law firms, for the practice of securities and corporate law, with particular interest in new ventures. Since 1984 and until the end of 1998, Mr. Sloan served as a director of Rorer Asset Management, an investment advisor with $4.5 billion under management. Prior to the practice of law, Mr. Sloan's experience included serving as Vice-President, Marketing with the predecessor pharmaceutical company to Rhone-Poulenc, Inc. (NYSE-RP).

JACQUELINE F. LEWIS, appointed to the Board of Directors in December 1997 is presently Vice President and Chief Operating Officer of D. A. Lewis, Inc., a direct mail advertising company that she co-founded in 1976. D. A. Lewis now employs 250 people. Ms. Lewis has also served on the Board of Directors of Suburban Community Bank since 1993.

BOARD OF DIRECTORS

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
-------------------------------------------------

For the fiscal year ended December 31, 1998, there were five meetings of the Board of Directors. In addition, members of the Board of Directors consulted regularly with each other and from time to time acted by unanimous written consent pursuant to the laws of the State of Nevada.

The Company has three standing committees, the Audit Committee, Executive Operating Committee and Compensation Committee. Prior to establishing these Committees, the customary functions of such committees had been performed by the entire Board of Directors. The Board of Directors does not presently have a standing nominating committee, the customary functions of such committee being performed by the entire Board of Directors.

The members of the Audit Committee are Mr. Phillips, Mr. Sloan and Ms. Lewis. The Audit Committee reviews, analyzes and makes recommendations to the Board of Directors with respect to the Company's accounting policies, controls and statements, consults with the Company's independent public accountants, and reviews filings containing financial information of the Company to be made with the Securities and Exchange Commission. The Audit Committee met one time during 1998.

The members of the Executive Operating Committee are Messrs. Quigley, Phillips, Longo, and Kaytes. The Executive Operating Committee possesses and exercises all the power and authority of the Board of Directors in the management and direction of the business and affairs of the Company, except as limited by law, and except for the power to change the membership or to fill vacancies on the Board of Directors or the Executive Operating Committee. The Executive Operating Committee met three times during 1998.

The members of the Compensation Committee are Messrs. Quigley and Phillips. The Compensation Committee reviews and recommends the salary and other compensation of officers and key employees of the Company, including non-cash benefits, and designates the employees entitled to participate in the Company's benefits plans and other arrangements, as from time to time constituted. The Compensation Committee also administers the Company's Stock Option Plans and recommends the terms of grants of stock options and the persons to whom such options shall be granted in accordance with such plans. These recommendations are then subject to approval by the full Board of Directors. The Compensation Committee met two times during 1998.

COMPENSATION OF DIRECTORS
-------------------------

Outside directors receive compensation annualized at $10,000. In the event that there are more than five meetings of the Board during any particular year, such director will receive an additional $2,000 for each such meeting. In addition, in 1998 the Board of Directors approved the grant of Options to purchase 10,000 shares of Common Stock to each of the outside directors under the Company's 1997 Stock Option Plan. Officers of the Company receive no compensation for their service on the Board or on any Committee.

REQUIRED VOTE
-------------

Directors are elected by a plurality of the votes cast, in person or by proxy, at the Meeting. Votes withheld and broker non-votes are not counted toward a nominee's total.

RECOMMENDATION OF THE BOARD OF DIRECTORS
----------------------------------------

The Board of Directors of the Company recommends a vote "FOR" the election of each of the nominees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
-----------------------------------------------------------

The Board of Directors as a whole provides overall guidance and approval of the Company's executive compensation program. All members of the Board participate in the approval of each of the components of the Company's executive compensation program described in the "Report on Executive Compensation" except that no director who is also a Company employee participates in the approval of their respective compensation. Mr. Quigley serves on the Compensation Committee and Mr. Phillips serves on the Compensation and Audit Committees. No other executive officer of the Company served on any other committee or the compensation committee of another entity performing similar functions during the fiscal year.

REPORT ON EXECUTIVE COMPENSATION
--------------------------------

GENERAL
-------

The Compensation Committee reviews and recommends the salary and other compensation of officers and key employees of the Company. The Compensation Committee also administers the Company's Stock Option Plan and recommends the terms of grants of stock options and the persons to whom such options shall be granted in accordance with such plan. These recommendations, as previously indicated, are subject to approval by the full Board of Directors.

COMPENSATION PHILOSOPHY
-----------------------

In reaching decisions regarding executive compensation, the committee as well as the full board upon approval of such recommendations, balances the total compensation package for each executive, and makes it variable, with sales and profits attained as well as achievement of annual and long-term goals. Competitive levels of compensation are necessary in attracting, rewarding, motivating, and retaining qualified management. The board also believes that the potential for equity ownership by management is beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to certain of the Company's highest paid executives. Certain performance-based compensation that has been approved by stockholders is not subject to the deduction limit. If necessary, the Company may attempt to qualify certain compensation paid to executive officers for deductibility under the Code, including Section 162(m). However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

COMPENSATION PROGRAM
--------------------

The Company has a comprehensive compensation program, which consists of cash compensation, both fixed and variable, and equity-based compensation. Overall compensation is predicated on industry and peer group comparisons and on performance judgements as to the past and expected future contributions of the individual executive officer. Specific compensation for each executive is designed to fairly remunerate that employee of the Company for the effective exercise of their responsibilities, their management of the business functions for which they are responsible, their extended period of service to the Company and their dedication and diligence in carrying out their responsibilities for the Company.

The fixed aspect is intended to meet the requirements of the employment contracts in effect for all of the Company's officers. See "Executive Compensation-Royalty and Employment Agreements". Employment agreements are in place to insure the Company of consistency of leadership and the retention of qualified executives, and to foster a spirit of employment security, which thereby encourages decisions that will benefit long-term stockholders. Variable compensation is based upon the entire board adopting and approving annually, sales and profit goals to be attained for the ensuing year.

Equity-based compensation is through options periodically granted under the 1997 Stock Option Plan. These grants are designed to directly reward and create a proprietary interest, among the executive officers and other employees, in the Company, which will be an incentive for these employees to work to maximize the long-term total return to stockholders

OPTION RE-PRICING
-----------------

In May 1998, following stockholder approval of the 1997 Stock Option Plan, the Board amended certain stock options previously granted under such plan to certain employees of the Company, including certain options held by Messrs. Quigley, Phillips, Longo and Kaytes. The options re-priced were approved by the Board of Directors in light of the decline in the market value of the Common Stock that had occurred since the options were originally granted. The Board believed that drop in market price was due to factors unrelated to the accomplishments and efforts of the employees whose options were re-priced and that such re-pricing would afford these individuals with a significant incentive that the options were originally intended to provide.

Compensation Committee: Guy J. Quigley,  Charles A. Phillips

PERFORMANCE GRAPH

The following graph reflects a five-year comparison, calculated on a dividend reinvested basis, of the cumulative total stockholder return on the Common Stock of the Company, the NASDAQ Market Index, and a "peer group" index classified as drug related products by Media General Financial Services. The comparisons utilize an investment of $100 on January 1, 1994 for the Company and the comparative indices, which then measure the values for each group at December 31 of each year presented. There can be no assurance that the Company's stock performance will continue with the same or similar trends depicted in the following performance graph.

COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG THE QUIGLEY CORPORATION,
NASDAQ MARKET INDEX AND PEER GROUP INDEX

                               [GRAPHIC OMITTED]

COMPANY/INDEX/MARKET               12/31/1993    12/30/1994    12/29/1995    12/31/1996   12/31/1997     12/31/1998

Quigley                              100.00         100.00        87.50       1743.74      2888.00         1106.00

Drug Related Producs                 100.00          52.29        53.32         79.87       111.11           74.39

NASDAQ Market Index                  100.00         104.99       136.18        169.23       207.00          291.96


PROPOSAL 2.   RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has appointed PricewaterhouseCoopers LLP as the Company's independent public auditor for the fiscal year ending December 31, 1999. Although the selection of auditors does not require ratification, the Board of Directors has directed that the appointment of PricewaterhouseCoopers LLP be submitted to stockholders for ratification due to the significance of their appointment to the Company. A representative of PricewaterhouseCoopers LLP is expected to be present at the Meeting. Such representative will have an opportunity to make a statement if so desired, and will be available to respond to appropriate questions from stockholders.

REQUIRED VOTE
-------------

The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by Proxy is required for ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company. An abstention, withholding of authority to vote or broker non-vote, therefore, will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the requisite stockholder vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS
----------------------------------------

The Board of Directors of the Company recommends a vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the year ending December 31, 1999.

                              STOCKHOLDER PROPOSALS
                              ---------------------

Proposals of stockholders intended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at the next Annual Meeting of Stockholders of the Company must be received at the Company's principal executive offices not later than December 7, 1999. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail - Return Receipt Requested.

With respect to any stockholder proposals to be presented at the next annual meeting which are not included in the Company's proxy materials, management proxies for such meeting will be entitled to exercise their discretionary authority to vote on such proposals notwithstanding that they are not discussed in the proxy materials unless the proponent notifies the Company of such proposal by not later than February 20, 2000.

                            EXPENSES AND SOLICITATION
                            -------------------------

All expenses in connection with this solicitation will be borne by the Company. In addition to the use of the mails, proxy solicitation may be made by telephone, telegraph and personal interview by officers, directors and employees of the Company. The Company will, upon request, reimburse brokerage houses and persons holding shares in the names of their nominees for their reasonable expenses in sending soliciting material to their principals.

                                 OTHER BUSINESS
                                 --------------

The Board of Directors knows of no business that will be presented for consideration at the Meeting other than those items stated above. If any other business should come before the Meeting, votes may be cast, pursuant to proxies, in respect to any such business in the best judgment of the person or persons acting under the proxies.


Dated: April 6, 1999                              THE QUIGLEY CORPORATION




                                                  By:/s/ Eric H. Kaytes
                                                     -------------------------
                                                     ERIC H. KAYTES, Secretary

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                             THE QUIGLEY CORPORATION

                     PROXY -- ANNUAL MEETING OF STOCKHOLDERS
                                   MAY 7, 1999




         The undersigned, a stockholder of The Quigley corporation, a Nevada corporation (the "Company"), does hereby appoint Guy J. Quigley and Charles A. Phillips and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Aldie Mansion, 85 Old Dublin Pike, Doylestown, Pennsylvania 18901, on Friday, May 7, 1999 at 4:00 p.m., local time, or at any adjournment or adjournments thereof.

         The undersigned hereby instructs said proxies or their substitutes:

         1.       ELECTION OF DIRECTORS:

                  The election of the following directors to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified. Nominees: Guy J. Quigley, Charles A. Phillips, George J. Longo, Eric H. Kaytes, Gurney P. Sloan, Jacqueline F. Lewis


                                                     TO WITHHOLD AUTHORITY
                                                     TO VOTE FOR ANY NOMINEE(S),
                                                     PRINT NAME(S) BELOW
                  FOR ____       WITHHELD ____       _________________________



         2. RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT PUBLIC AUDITORS.

                  FOR _____    AGAINST      _____    ABSTAIN     _____

         THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREINBEFORE GIVEN, UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO ELECT THE DIRECTORS, TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT PUBLIC AUDITORS AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES OR PROXY WITH RESPECT TO ANY OTHER BUSINESS TRANSACTED AT THE ANNUAL MEETING.

         The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated April 6, 1999, and a copy of the Company's Annual Report to Shareholders for the year ended December 31, 1998.


Dated _______________________, 1999

_____________________________ (L.S.)

_____________________________ (L.S.)
            Signature(s)


         NOTE:  YOUR  SIGNATURE  SHOULD APPEAR THE
SAME AS YOUR NAME  APPEARS  HEREON.  IN SIGNING AS
ATTORNEY,  EXECUTOR,  ADMINISTRATOR,   TRUSTEE  OR
GUARDIAN,  PLEASE  INDICATE  THE CAPACITY IN WHICH
SIGNING.   WHEN  SIGNING  AS  JOINT  TENANTS,  ALL
PARTIES IN THE JOINT  TENANCY  MUST  SIGN.  WHEN A
PROXY IS  GIVEN BY A  CORPORATION,  IT  SHOULD  BE
SIGNED BY AN AUTHORIZED  OFFICER AND THE CORPORATE
SEAL AFFIXED.  NO POSTAGE IS REQUIRED IF MAILED IN
THE UNITED STATES.